Exhibit 99.1

ProAssurance Reports 2003 Second Quarter Results

    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Aug. 11, 2003--ProAssurance Corporation (NYSE:PRA):

    SUMMARY

    ProAssurance (NYSE:PRA) reports significant increases in Premiums, Income and Earnings per share for the quarter and six months that ended June 30, 2003. For the second quarter of 2003, Net Income per diluted share was $0.30 and Operating Income was $0.26 per diluted share. At June 30, 2003, book value was $18.58 per outstanding share. ProAssurance's professional liability segment continued its return to profitability in the quarter, and its personal lines segment again posted a combined ratio below 90%.

    ProAssurance Corporation (NYSE:PRA) reports the following results for the second quarter of 2003:


Unaudited Consolidated Financial Summary
(in thousands, except per share data)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                                 2003      2002      2003      2002
                               ------------------  ------------------
Gross Premiums Written         $157,806  $123,075  $360,466  $304,188
                               ========  ========  ========  ========
Net Premiums Written           $138,278  $103,853  $317,214  $255,653
                               ========  ========  ========  ========
Net Premiums Earned            $147,684  $113,594  $285,880  $224,083
                               ========  ========  ========  ========
Net Investment Income          $ 17,884  $ 19,752  $ 35,092  $ 38,954
                               ========  ========  ========  ========
Capital Gains (Losses)         $  1,706  $ (2,659) $  2,713  $ (3,778)
                               ========  ========  ========  ========
Total Revenues                 $169,125  $132,710  $327,235  $262,883
                               ========  ========  ========  ========
Total Expenses                 $158,025  $131,309  $308,073  $260,259
                               ========  ========  ========  ========
Income before cumulative
 effect of accounting change   $  8,792  $  1,084  $ 15,141  $  3,062
Cumulative effect of
 accounting change                    -         -         -     1,694
                               --------  --------  --------  --------
Net Income                     $  8,792  $  1,084  $ 15,141  $  4,756
                               ========  ========  ========  ========
Net Cash Provided by
 Operations                    $ 67,477  $ 42,498  $139,999  $ 97,577
                               ========  ========  ========  ========
Weighted average number of
 common shares outstanding
         Basic                   28,943    25,849    28,919    25,842
         Diluted                 29,154    25,879    29,079    25,864
Earnings per share (basic &
 diluted)
   Income before cumulative
    effect of accounting
    change                     $   0.30  $   0.04  $   0.52  $   0.12
   Cumulative effect of
    accounting change                 -         -         -      0.06
                               --------  --------  --------  --------
   Net Income per share        $   0.30  $   0.04  $   0.52  $   0.18
                               ========  ========  ========  ========

Net Loss Ratio                     88.9%     94.2%     89.7%     95.6%
Expense Ratio                      17.8%     20.7%     17.7%     19.9%
                               --------  --------  --------  --------
Combined Ratio                    106.7%    114.9%    107.4%    115.5%
                               ========  ========  ========  ========
Operating Results (Non-GAAP)
Operating Income               $  7,570  $  3,602  $ 13,418  $  6,445
                               ========  ========  ========  ========
Operating Income per share     $   0.26  $   0.14  $   0.46  $   0.25
                               ========  ========  ========  ========



    Operating Income is a "Non-GAAP" financial measure which ProAssurance defines as Net Income, excluding the after-tax effects of guaranty fund assessments, capital gains/losses and the results of accounting changes. This definition may differ from those used by other companies. ProAssurance's management uses Operating Income because guaranty fund assessments and accounting changes are out of the Company's control, and the realization of investment gains or losses is largely discretionary as to timing and therefore could distort the comparability of results. ProAssurance uses Operating Income as one of the measures to evaluate performance across reporting periods and believes it is a useful tool for investors. The following table reconciles Net Income to Operating Income:


Reconciliation of Net Income to Operating Income
(in thousands)
                                  Three Months Ended  Six Months Ended
                                        June 30,          June 30,
                                     2003     2002     2003     2002
                                  ------------------ -----------------
Net Income                         $ 8,792  $ 1,084  $15,141  $ 4,756
Adjustments, net of tax effects:
  Add:
    Net Realized Investment Losses       -    1,728        -    2,456
    Guaranty Fund Assessments          155      790      308      927
  Subtract:
    Net Realized Investment Gains    1,377        -    2,031        -
    Cumulative effect of
     Accounting Change                   -        -        -    1,694
                                   -------  -------  -------  -------
Operating Income                   $ 7,570  $ 3,602  $13,418  $ 6,445
                                   =======  =======  =======  ========


    Chairman A. Derrill Crowe, M.D. said, "We believe ProAssurance's performance so far this year validates our focus on adequate pricing and careful underwriting in both segments of our business. Dr. Crowe further explained that ProAssurance's commitment to its insureds also plays a large role in the Company's success. He said, "As we have increased prices to realistic levels to account for more severe loss trends, we have also raised our already high expectations for the quality of service we provide to our policyholders. That has helped us retain desirable insureds, while attracting new customers who value the strength of our balance sheet and our ability to keep our long-term promise to resolve their insurance claims."


Unaudited Balance Sheet Highlights:
(in millions, except per share data)
                                       June 30, 2003 December 31, 2002
                                       ------------- -----------------
Stockholders' Equity                   $        538  $            505
Total Investments                      $      1,894  $          1,679
Total Assets                           $      2,749  $          2,587
Policy Liabilities                     $      2,093  $          1,933
Book Value Per Share                   $      18.58  $          17.49


    Net unrealized gains (after-tax) in the investment portfolio were $52.1 million at June 30, 2003, and $35.5 million at December 31, 2002. These net unrealized gains are primarily in fixed income securities. Interest Expense in the quarter was $491,000, and was $1.1 million for the first two quarters of 2003.
    Total Goodwill is $26.4 million. Goodwill from the 2001 consolidation with Professionals Group accounts for approximately $18.2 million of that total, and $7.6 million is attributable to the Company's acquisition of the outstanding minority shares of its MEEMIC Holdings subsidiary in the first quarter of 2003. The Company did not repurchase any shares of its common stock during the quarter; 1.02 million shares remain authorized for repurchase.

    Debt Issuance

    In the two weeks following the close of the second quarter, ProAssurance sold $107.6 million of 3.9% convertible senior debentures due 2023. The majority of the proceeds have been used to pay off the Company's $67.5 million existing term bank financing; the remainder is being used for general corporate purposes such as expanding the Company's capacity to write additional professional liability business.

    Ratings

    During the second quarter, A. M. Best affirmed the financial strength of ProAssurance's insurance subsidiaries at "A-" (Excellent) with a "Stable" outlook. Standard & Poor's affirmed its "A-" (Strong) rating on ProAssurance and maintained its "Negative" outlook, primarily because of concerns about the medical liability market. ProAssurance's President, Victor T. Adamo, commented, "At a time when many competitors have been downgraded, we believe the affirmation of our ratings is another factor that differentiates ProAssurance in the marketplace."

    Professional Liability Segment

    The companies in ProAssurance's professional liability segment are The Medical Assurance Company, Inc., Medical Assurance of West
Virginia, Inc., ProNational Insurance Company and Red Mountain
Casualty Insurance Company, Inc. Each focuses on the delivery of professional liability insurance to physicians and surgeons, dentists, hospitals, and others involved in the delivery of health care.


Selected Segment Data:
(in thousands, except ratios)

                              Three Months Ended    Six Months Ended
                                    June 30,            June 30,
                                 2003      2002      2003      2002
                               ------------------  ------------------
Gross Premiums Written         $107,567  $ 78,500  $265,816  $220,341
                               ========  ========  ========  ========
Net Premiums Written           $ 91,967  $ 63,069  $230,790  $177,870
                               ========  ========  ========  ========
Net Premiums Earned            $105,167  $ 77,180  $203,404  $153,164
                               ========  ========  ========  ========
Net Investment Income          $ 15,379  $ 17,292  $ 29,991  $ 33,895
                               ========  ========  ========  ========
Capital Gains (Losses)         $  1,780  $ (3,303) $  2,612  $ (4,422)
                               ========  ========  ========  ========
Total Revenues                 $123,691  $ 92,748  $238,565  $185,351
                               ========  ========  ========  ========
Total Expenses                 $120,751  $ 99,978  $234,300  $194,003
                               ========  ========  ========  ========
Net Loss Ratio                     98.8%    110.2%     99.3%    108.2%
Expense Ratio                      16.0%     19.3%     15.9%     18.5%
                               --------  --------  --------  --------
Combined Ratio                    114.8%    129.5%    115.2%    126.7%
                               ========  ========  ========  ========
Operating Ratio                   100.2%    107.1%    100.5%    104.6%
                               ========  ========  ========  ========


    "The medical professional liability market remains challenging, but we believe our approach remains sound. Loss trends continue to drive our pricing higher, and we are committed to maintaining the rate adequacy we have worked so hard to achieve. The recent failure of one competitor and the downgrade of several others provides us with a clear example of what can happen to companies that believe they are doing their customers a favor by charging less than adequate premiums," said Dr. Crowe.
    "At a time when many other companies are exiting markets and imposing moratoriums on new business, ProAssurance is able to write new policies and address the need for new capacity in underserved markets. We are an attractive insurer because of the integrity of our balance sheet, but much of our success in retaining insureds and attracting new business is also the result of the hard work and dedication of our sales staff and the agents who represent our companies," said Adamo.

    Personal Lines Segment

    MEEMIC Insurance Company (MEEMIC), the sole company in ProAssurance's personal lines segment, principally provides auto and homeowners' coverages, primarily for educational employees and their families.


Selected Segment Data:
(in thousands, except ratios)

                                 Three Months Ended  Six Months Ended
                                       June 30,          June 30,
                                    2003     2002     2003     2002
                                 ------------------  ----------------
Gross Premiums Written             $50,239  $44,575  $94,650  $83,847
                                   =======  =======  =======  =======
Net Premiums Written               $46,311  $40,784  $86,424  $77,783
                                   =======  =======  =======  =======
Net Premiums Earned                $42,517  $36,414  $82,476  $70,919
                                   =======  =======  =======  =======
Net Investment Income              $ 2,458  $ 2,460  $ 5,032  $ 5,059
                                   =======  =======  =======  =======
Capital Gains (Losses)             $   (74) $   644  $   101  $   644
                                   =======  =======  =======  =======
Total Revenues                     $45,427  $39,962  $88,601  $77,532
                                   =======  =======  =======  =======
Total Expenses                     $36,783  $30,586  $72,704  $64,742
                                   =======  =======  =======  =======
Net Loss Ratio                        64.3%    60.5%    65.9%    68.5%
Expense Ratio                         22.2%    23.5%    22.3%    22.8%
                                   -------  -------  -------  -------
Combined Ratio                        86.5%    84.0%    88.2%    91.3%
                                   =======  =======  =======  =======
Operating Ratio                       80.7%    77.2%    82.1%    84.2%
                                   =======  =======  =======  =======


    "MEEMIC's policyholder count is increasing as the Company expands into under-represented areas in Michigan, and increases its penetration in the parochial and higher education markets," said Dr. Crowe. He pointed out that homeowners rates rose by 22% in July of 2002 and are now being fully earned on a larger policyholder base. "The leveraging effect of higher rates, a preferred class of business and a growing book of business drives the superior performance of MEEMIC," he said.

    Conference Call Information

    ProAssurance's conference call to address these results will be held at 9:00 am ET on Tuesday, August 12, 2003. Investors may participate by calling (800) 547-8960 or (706) 645-9133. The call will be webcast on the Investor Relations section of the ProAssurance website, ProAssurance.com, and at www.streetevents.com. There will be a telephone replay through August 15, 2003 at (800) 642-1687 or (706) 645-9291 (access code 1756361), and an internet replay at the same websites.

    Availability of Statutory Filings

    ProAssurance is now making its consolidated and subsidiary statutory filings available online. The statutory statements may be accessed through the top menu within the investor relations section of ProAssurance.com.

    About ProAssurance

    ProAssurance Corporation is a specialty insurer with more than $2.7 billion in assets and more than $630 million in gross written premiums. As the nation's fourth largest writer of medical professional liability insurance, ProAssurance's subsidiaries, The Medical Assurance Company, Inc., Medical Assurance of West Virginia, Inc., ProNational Insurance Company and Red Mountain Casualty Insurance Company, Inc., are recognized leaders in developing solutions which serve the needs of the evolving health care industry. ProAssurance is the tenth largest writer of personal auto coverage in Michigan through its subsidiary, MEEMIC Insurance Company. A. M. Best assigns a rating of "Excellent" to ProAssurance and its subsidiaries; Standard & Poor's assigns the Company's professional liability carriers a "Strong" rating.

    Caution Regarding Forward Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon ProAssurance's estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that convey the Company's view of future events and trends in the medical professional liability insurance marketplace are expressly designated as Forward Looking Statements. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2002 and Form 10Q for the most recent quarter. In view of the many uncertainties inherent in the forward-looking statements made in this document, the inclusion of such information should not be taken as representation by the Company or any other person that ProAssurance's objectives or plans will be realized. ProAssurance expressly disclaims any obligation to update or alter its forward looking statements whether as a result of new information, future events or otherwise, except as required by law.

    CONTACT: ProAssurance Corporation, Birmingham
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com